                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              CB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                           [CB BANCSHARES LETTERHEAD]

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF CB BANCSHARES, INC.:

         Notice is hereby given that the 2000 annual meeting (the "Meeting") of stockholders of CB Bancshares, Inc. ("Bancshares"), will be held on the second floor, City Financial Tower, 201 Merchant Street, Honolulu, Hawaii, on Thursday, April 27, 2000, at 3:30 p.m., Hawaii Standard Time, for the purposes of considering and voting upon the following matters:

         1. To elect four (4) Class II Directors to serve until the 2003 annual meeting of stockholders and until their successors are elected.

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Board of Directors is not aware of any other business to come before the Meeting. Only stockholders of record at the close of business on March 6, 2000, will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.

         All stockholders are cordially invited to attend the Meeting in person. However, to assure the presence of a quorum, you are requested to promptly sign, date and return the enclosed form of proxy, which is solicited by the Board of Directors, in the enclosed, self-addressed stamped envelope whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ LIONEL Y. TOKIOKA
                                            -----------------------------------
                                            Lionel Y. Tokioka
                                            Chairman

Honolulu, Hawaii
March 15, 2000

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.

                               CB BANCSHARES, INC.
                               201 Merchant Street
                             Honolulu, Hawaii 96813

                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 2000

         This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of CB Bancshares, Inc. ("Bancshares") to be used for voting at the 2000 annual meeting of stockholders of Bancshares and at any adjournments or postponements thereof (the "Meeting"), which will be held on April 27, 2000, at 3:30 p.m., Hawaii Standard Time, on the second floor, City Financial Tower, Honolulu, Hawaii. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are first being mailed to stockholders of Bancshares on or about March 15, 2000.

         The annual report of Bancshares, which is being mailed with this Proxy Statement, is not deemed to be proxy solicitation material.

                                  VOTING RIGHTS

         Only holders of Bancshares common stock ("Common Stock") of record at the close of business (4:00 p.m., Hawaii Standard Time) on March 6, 2000 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, there were 3,255,282 shares of Bancshares Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on any matter which may properly come before the Meeting. There is no cumulative voting with respect to Bancshares Common Stock.

                                 VOTING BY PROXY

         Proxies solicited by the Board of Directors which are properly executed and returned to Bancshares will be voted in accordance with directions given thereon. Executed proxies on which no directions are indicated will be voted FOR election of the Board's nominees for Class II directors. If for any reason a nominee should decline or be unable to stand for election at the 2000 annual meeting of stockholders, an event which Bancshares does not presently anticipate, proxies, if authorized to vote for the Board's nominees, may in their discretion vote for another candidate. The Board of Directors has appointed directors Colbert M. Matsumoto, H. Clifton Whiteman and Hiroshi Sakai, to act as proxies on behalf of the Board of Directors.

         Prior to the annual meeting the Bancshares' Board of Directors will appoint inspectors of election and tellers of vote. The inspectors and tellers will tally all votes cast in person or by proxy for the election of directors. With respect to the election of directors, abstentions and broker non-votes will not be counted as either a vote for or against the election of a director. Since elections for director will be determined according to votes actually cast, abstentions and broker non-votes will have no effect on the outcome of voting. Directors will be elected upon receiving a majority of the votes cast in person or by proxy at the annual meeting, provided a quorum is present. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If a quorum is not present in person or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented.

All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares entitled to vote at the Meeting (accordingly, abstentions and broker non-votes will have the same effect as votes cast against any such action).

         A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of Bancshares or the presiding officer of the meeting a written notice of revocation. A stockholder attending the 2000 annual meeting may revoke his or her proxy in person at the meeting at any time prior to its exercise, and a stockholder's proxy may be revoked or superseded by a duly executed proxy of later date.

         THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BANCSHARES and delegates discretionary authority with respect to any additional matters which may properly come before the meeting. Although the Board is not currently aware of any additional matter, if other matters do properly come before the meeting, proxies will vote thereon in accordance with their best judgment.

                              ELECTION OF DIRECTORS

         Bancshares currently has a total of eleven (11) directors constituting the entire Board of Directors, divided into three (3) classes, CLASS I consisting of four (4) directors, CLASS II consisting of four (4) directors, and CLASS III consisting of three (3) directors. The articles of incorporation provide for each class of directors to be elected for three-year terms on a staggered basis. At the 2000 annual meeting four (4) Class II directors are to be elected to serve until the 2003 annual meeting of stockholders and until their respective successors have been elected.

         The Board of Directors' four nominees for Class II directors are Donald
J. Andres, Ronald K. Migita, Calvin K. Y. Say, and Dwight L. Yoshimura. All of the nominees, except Mr. Say, are incumbent directors of Bancshares and Mr. Migita and Mr. Yoshimura are currently directors of City Bank (the "Bank"). Mr. Say is currently a director of International Savings and Loan Association, Limited ("ISL"). The Board of Directors of the Bank and ISL, the two major subsidiaries of Bancshares, are elected by Bancshares as the sole stockholder of the Bank and ISL. The selection of nominees for the election of directors of the Bank and ISL is within the discretion of the Board of Directors of Bancshares.

        THE BANCSHARES BOARD OF DIRECTORS RECOMMENDS TO THE STOCKHOLDERS
                    ITS FOUR NOMINEES FOR CLASS II DIRECTORS

         Unless authority to vote for the election of directors or for a specified nominee is withheld, all proxies will be voted to elect the Board of Directors' four (4) nominees. While Bancshares does not anticipate that any nominee will decline or be unable to stand for election at the 2000 annual meeting, if for any reason any nominee should decline or be unable to serve, proxies may vote for the election of such other person as the Board of Directors shall nominate or proxies shall otherwise select.

         To be eligible for election as a director, written request that a person's name be placed in nomination together with the written consent of such nominee to serve as director must be received by the Secretary from a stockholder of record who is entitled to notice of and to vote at any annual or special meeting of stockholders not less than thirty (30) days prior to the date fixed for such meeting.

         The following table sets forth as to each nominee for Class II Director, and each Class I and Class III director now in office, each person's age, principal occupation during the past five years and the year in which he or she was first elected a director of Bancshares and, for each such nominee and director, and for all executive officers and directors of Bancshares, as a group, the number of shares of Bancshares Common Stock beneficially owned as of the Record Date, and the percentage of the class which such ownership represents. Unless otherwise noted, each of the persons listed below is the direct beneficial and record owner of the number of shares indicated, as to which he or she exercises sole voting and investment power.


                                                                            YEAR             COMMON
                                                                            FIRST            STOCK
   NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND OTHER        ELECTED A      BENEFICIALLY    PERCENT
                             DIRECTORSHIPS                                  DIRECTOR         OWNED         OF CLASS
------------------------------------------------------------------------    ----------     ------------   ----------
NOMINEES FOR ELECTION AS CLASS II DIRECTORS -
TERMS TO EXPIRE IN 2003

ANDRES, DONALD J. (58)                                                        1997             3,675(1)       0.082%
   Director and Executive Vice President, M. A. Schapiro & Co., Inc.
   from May 1994 to December 1997; Partner, Ernst & Young LLP from
   June 1962 to May 1994

MIGITA, RONALD K. (58)(2)                                                     1997             3,354(3)       0.103%
   Chief Executive Officer of Bancshares, Bank and ISL since April 1997,
   President of Bancshares since April 1997; President and Chief
   Operating Officer of Bancshares from June 1995 to November 1996; Vice
   Chairman of Bank and ISL since April 1997; President of the Bank since August 1998; President of ISL from April 1996 to November 1996;
   Executive Vice President of Bank of Hawaii from 1989 to May 1995

SAY, CALVIN K. Y. (48)                                                        ----             0                  0%
   Speaker, House of Representatives since 1998; Chairman, House
   Committee on Finance and Vice Chairman Legislative Management

   Committee from 1993 to 1998

YOSHIMURA, DWIGHT L. (45)                                                     1999(4)          0                  0%
   Senior Vice President and General Manager, General Growth Management
   of Hawaii since October 1993; Director of ISL since May 1998

CLASS I DIRECTORS - TERMS TO EXPIRE IN 2002

MATSUMOTO, COLBERT M. (47)                                                    1999              1,000         0.031%
   Chairman and Chief Executive  Officer of Island Insurance Co., Ltd.;
   Director of Bancshares since April 1999;  Director of the Bank since
   April 1998

MORITA, CARYN S. (39)                                                         1995            23,063(5)       0.709%
   Senior Vice President and General Counsel of the Bank since November
   1996; Senior Vice President and General Counsel of Bancshares from
   April 1994 to November 1996; Vice President and General Counsel of
   Bancshares from September 1993 to April 1994

TAKADA, YOSHIKI (41)                                                          1997             0                  0%
   Senior Vice President of SMC Pneumatics Inc. since June 1991;
   Director of SMC Corporation since June 1994; Director of the Bank since June 1993


                                                                            YEAR             COMMON
                                                                            FIRST            STOCK
   NAME, AGE, PRINCIPAL OCCUPATION DURING PAST FIVE YEARS, AND OTHER        ELECTED A      BENEFICIALLY    PERCENT
                             DIRECTORSHIPS                                  DIRECTOR         OWNED         OF CLASS
------------------------------------------------------------------------    ----------     ------------   ----------
TOKIOKA, LIONEL Y. (65)(6)                                                    1994            22,998(7)       0.676%
   Chairman of the Board of Bancshares since April 1999, Chairman of the
   Board of ISL since April 1997; Vice Chairman of the Board of ISL from
   April 1994 to April 1997; Chairman of the Board and Chief Executive
   Officer of International Holding Capital Corp. from 1984 to April
   1994; Chairman of the Board, Chief Executive Officer and President of
   ISL from 1978 to April 1994

CLASS III DIRECTORS - TERMS TO EXPIRE IN 2001

FUCHU, TOMIO (61)                                                             1995             0                  0%
   Chairman of Kyokuto Securities Co., Ltd. since July 1995; Managing
   Director and General Manager, International Planning Division of The
   Sakura Bank, Ltd. from February 1993 to June 1995

MATSUO, LARRY K. (73)                                                         1998             4,162(8)       0.128%
   Chief Executive Officer of Paren, Inc., dba Park Engineering for more than the past five years; Director of the Bank for more than the past five years

SAKAI, HIROSHI (74)                                                           1998             4,258(9)       0.131%
   Attorney; Director of the Bank for more than the past five years;
   President, Citibank Properties, Inc. since April 1997

Directors and Executive Officers as a group (15 persons)                                      78,580          2.414%

(1) Of the 3,675 shares beneficially owned by Donald J. Andres, 1,000 shares are owned jointly with his spouse as to which he shares voting and investment power, 675 shares are owned by Mr. Andres, and 2,000 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power.

(2) See "Employment Agreement with Ronald K. Migita" on pages 7 to 8 concerning Mr. Migita's employment with Bancshares and the Bank.

(3) Of 3,354 shares beneficially owned by Ronald K. Migita, 3,100 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power. Of 3,354 shares owned by Mr. Migita, 254 shares are allocated to his account in the CB Bancshares, Inc. Employees Stock Ownership Plan ("ESOP"), the voting of which shares he is entitled to direct. These shares do not include 44,000 shares covered by exercisable options as of the Record Date.

(4) Dwight L. Yoshimura was elected by the Board of Directors on January 19, 1999 to fill the unexpired term of director James M. Morita, who died on June 4, 1998.

(5) Of 23,063 shares beneficially owned by Caryn S. Morita, 22,373 shares are held in a Trust established by James M. and Aiko N. Morita, with Caryn S. Morita and Patrick A. Tanigawa as Joint-Trustees. Voting power is shared between the Joint-Trustees under the terms of the Trust. Of 23,063 shares beneficially owned by Ms. Morita, 347 shares are allocated to her account in the ESOP, the voting of which shares she is entitled to direct. These shares do not include 6,000 shares covered by exercisable options as of the Record Date.

(6) See "Consulting Agreement with Lionel Y. Tokioka" on page 8 concerning Mr. Tokioka's agreement with Bancshares.

(7) Of the 22,998 shares owned by Lionel Y. Tokioka, 452 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct. Not included in the 22,998 shares owned by Mr. Tokioka are 877 shares owned by Thym, Inc., an affiliated corporation, and 1,234 shares owned by his spouse, as to which he disclaims any beneficial ownership.

(8) Of 4,162 shares beneficially owned by Larry K. Matsuo, 2,399 shares are held by a trust with Mr. Matsuo as trustee, as to which he exercises sole voting and investment power, and 1,763 shares are held by a trust with Mr. Matsuo's spouse as trustee, as to which he shares voting and investment power.

(9) Of 4,258 shares beneficially owned by Hiroshi Sakai, 3,682 are owned jointly with his spouse, as to which he shares voting and investment power. Not included in the 4,258 shares owned by Mr. Sakai are 458 shares owned by his spouse, as to which he disclaims any beneficial ownership.

         Richard C. Lim, Executive Vice President and Chief Operating Officer of the Bank and President and Chief Operating Officer of ISL, Michael K. Kawamoto, Executive Vice President of the Bank, and Jasen H. Takei, Senior Vice President of ISL, are Named Executive Officers named in the Summary Compensation Table on page 9 whose Bancshares stock ownership is not described above. As of the Record Date, Mr. Lim owned beneficially 4,323 shares of Common Stock, which included 626 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These amounts do not include 23,000 shares for Mr. Lim, covered by exercisable options as of the Record Date. Mr. Kawamoto owned beneficially 5,409 shares of Common Stock, which included 5,315 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct, and Mr. Takei owned beneficially 6,338 shares of Common Stock, which included 405 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These amounts do not include 9,000 shares and 11,500 shares for Mr. Kawamoto and Mr. Takei, respectively, covered by exercisable options as of the Record Date.

                                   MANAGEMENT

         Executive officers of Bancshares, and other significant officers and employees of Bancshares and its subsidiaries are listed below. The information is current as of the Record Date.

Name and Age                                         Current Position and Business History
------------                                         -------------------------------------
Lionel Y. Tokioka (65).............     Chairman of the Board of Bancshares since April 1999; Chairman of the Board of ISL since 1997; Vice Chairman of the Board of
                                        ISL from April 1994 to April 1997

Ronald K. Migita (58)..............     Chief Executive Officer of Bancshares, Bank and ISL since April
                                        1997; President of Bancshares since April 1997; President and
                                        Chief Operating Officer of Bancshares from June 1995 to November
                                        1996; Vice Chairman of Bank and ISL since April 1997; President of the Bank since August 1998; President of ISL from April 1996 to

                                        November 1996; Executive Vice President of Bank of
                                        Hawaii from 1989 to May 1995; See "Employment Agreement
                                        with Ronald K. Migita" on pages 7 to 8 concerning Mr.
                                        Migita's employment with Bancshares and the Bank

Richard C. Lim (48)................     Executive Vice President and Chief Operating Officer of the
                                        Bank since July 1998; President and Chief Operating Officer of
                                        ISL since February 1997; President and Chief Operating Officer of ISL from April 1994 to April 1996, and from November 1996 to
                                        February 1997; Executive Vice President of the Bank since June
                                        1998; Executive Vice President of ISL from May 1991 to April
                                        1994, and from April 1996 to November 1996

Dean K. Hirata (42)................     Senior Vice President and Chief Financial Officer of Bancshares,
                                        Bank and ISL since March 1999; Senior Vice President and
                                        Controller of First Hawaiian Bank from 1995 to March 1999; Vice
                                        President and Controller of First Hawaiian Bank prior to 1995

Michael K. Kawamoto (52)...........     Executive Vice President of the Bank for more than the past five years

Jasen H. Takei (37)................     Senior Vice President of ISL for more than the past five years

         Officers of Bancshares are elected annually for a term of one year at the Board of Directors annual Meeting immediately following the annual meeting of stockholders.

EMPLOYMENT AGREEMENT WITH RONALD K. MIGITA

         Bancshares and Ronald K. Migita entered into an employment agreement on May 31, 1995 ("Employment Agreement") employing Mr. Migita as President and Chief Operating Officer of Bancshares for a term commencing June 5, 1995 and ending on May 31, 2000. Mr. Migita's base salary under the Employment Agreement is $225,000 for each year of the term. After execution of the Employment Agreement, Mr. Migita's base salary was increased to $250,000. Bancshares may in its discretion increase the base salary and grant bonus or other compensation or benefits, and Mr. Migita is entitled to participate in employee benefit plans and programs of Bancshares, to the extent that he is eligible. Bancshares may terminate the employment of Mr. Migita for cause as defined in the Employment Agreement without prior notice. Mr. Migita may terminate his employment upon 120 days prior written notice. The Employment Agreement terminates in the event of the death or disability, as defined in the Employment Agreement, of Mr. Migita.

         Pursuant to his Employment Agreement, Mr. Migita was employed as President and Chief Operating Officer of Bancshares from June 1995 through November 15, 1996, when his position as President and Chief Operating Officer was terminated, although Bancshares continued Mr. Migita's payments under his Employment Agreement. On March 5, 1997, the Bancshares Board of Directors elected Mr. Migita President and Chief Executive Officer, subject to regulatory approval, settlement of threatened litigation by Mr. Migita, and regulatory approval of Mr. Morita's retirement agreement. On March 27, 1997, Bancshares and Mr. Migita entered into a settlement agreement, which, subject to regulatory approval, (a) designated him to management's Class II slate of director nominees for the 1997 annual meeting, (b) appointed him as President and Chief Executive Officer of Bancshares, (c) reaffirmed

Mr. Migita's May 31, 1995 Employment Agreement, (d) allowed him to retain all compensation since November 15, 1996, (e) restored all employment benefits provided for in the Employment Agreement, (f) provided for continued employment of his secretary, (g) provided for reimbursement of Mr. Migita's legal expenses and costs, up to $8,000, and (h) recommended his appointment as Chief Executive Officer of the Bank. That settlement agreement was submitted to the Federal Reserve Bank of San Francisco ("FRB") pursuant to the Memorandum of Understanding agreement dated October 16, 1996 ("MOU") entered into between Bancshares and FRB. The FRB indicated that it did not disapprove the settlement agreement under the MOU. This MOU was terminated in April 1999.

CONSULTING AGREEMENT WITH LIONEL Y. TOKIOKA

         Bancshares and Lionel Y. Tokioka have entered into a consulting agreement ("Consulting Agreement") engaging Mr. Tokioka as a consultant to Bancshares and its subsidiaries at an annual fee of $150,000 for a one-year period commencing June 1, 1999, payable in equal monthly installments. Bancshares is also required to reimburse Mr. Tokioka for certain expenses and to provide office and parking space and other facilities necessary for the provision of services under the Consulting Agreement. The Consulting Agreement may be terminated for just cause as defined therein. The Consulting Agreement may also be terminated in the event of the death or permanent disability of Mr. Tokioka.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table sets forth all compensation paid or payable for the years 1997 to 1999 by Bancshares or its subsidiaries to Bancshares' Chief Executive Officer in 1999, and the four other most highly compensated executive officers of Bancshares and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                   ----------------
                                                                                       AWARDS
                                                                                   ----------------
                                                                                     SECURITIES          ALL OTHER
                                                       ANNUAL COMPENSATION           UNDERLYING         COMPENSATION
 NAME AND PRINCIPAL POSITIONS HELD IN              ----------------------------          (#)            COMPENSATION
                 1999                     YEAR     SALARY ($)      BONUS ($)       OPTIONS/SARS (#)         ($)
---------------------------------------   ----     -----------    -------------    ----------------     -------------
Ronald K. Migita.......................   1999       $250,008        $100,000           15,000               $6,328(1)
President and Chief Executive Officer     1998       $250,008        $100,000           12,500               $8,073
of Bancshares; Vice Chairman,             1997       $241,664         $15,000           12,500               $4,533
President and Chief Executive Officer
of the Bank; Vice Chairman and Chief
Executive Officer of ISL

Richard C. Lim.........................   1999       $200,032        $100,000           10,000              $12,482(3)
President and Chief Operating Officer     1998       $150,000        $107,703(2)             0               $8,073
of ISL; Executive  Vice President and     1997       $150,000        $143,594           10,000              $23,563
Chief Operating Officer of the Bank

Dean K. Hirata.........................   1999        $99,471         $33,000                0                    0
Senior Vice President and Chief
Financial Officer of Bancshares, the
Bank and ISL

Michael K. Kawamoto....................   1999       $115,564         $12,000                0               $4,570(4)
Executive Vice President of the Bank      1998       $115,529          $5,000                0               $6,387
                                          1997       $114,153          $5,000            4,000               $4,283

Jasen H. Takei.........................   1999       $112,431         $85,000                0               $9,477(5)
Senior Vice President of ISL              1998       $104,837         $50,000                0               $5,232
                                          1997       $104,073         $12,000            5,000               $6,454

(1) This amount is the annual contribution made by Bancshares to Mr. Migita's 401(k) account.

(2) Mr. Lim's bonus was calculated according to a bonus plan adopted in 1996 by the ISL Board of Directors (see "Board Compensation Committee Report on Executive Compensation" on pages 13 to 15). The amount paid to Mr. Lim is his bonus calculated for the fourth quarter of 1997 ($32,703), and for 1998 ($75,000).

(3) This amount includes $6,154 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Lim's 401(k) account of $6,328.

(4) This amount is the annual contribution made by Bancshares to Mr. Kawamoto's 401(k) account.

(5) This amount includes $4,839 in accrued vacation pay, and an annual contribution made by Bancshares to Mr. Takei's 401(k) account of $4,638.

STOCK OPTIONS

         The following table sets forth information concerning the grant of stock options during the last fiscal year to the above named executive officers under Bancshares' Stock Compensation Plan of 1995 ("Stock Compensation Plan".)

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS
                            ----------------------------------------------------------
                            NUMBER OF        PERCENT OF                                      POTENTIAL REALIZABLE
                            SECURITIES          TOTAL                                       VALUE AT ASSUMED ANNUAL
                            UNDERLYING      OPTIONS/SARS                                     RATES OF STOCK PRICE
                             OPTIONS/        GRANTED TO      EXERCISE                       APPRECIATION FOR OPTION
                               SARS           EMPLOYEES      OR BASE                             TERM (10 YEARS)
                             GRANTED(1)      IN FISCAL         PRICE      EXPIRATION       --------------------------
NAME                           (#)              YEAR         ($/SH)(3)        DATE            5% ($)        10% ($)
----                        -----------    --------------    ---------    ------------     -----------    -----------
Ronald K. Migita.......        15,000(2)          30.6%       $30.50        1/19/2009        $287,719       $729,137

Richard C. Lim.........        10,000(4)          20.4%       $30.50        1/19/2009        $191,813       $486,091

Michael K. Kawamoto             2,000              4.1%       $30.50        1/19/2009         $38,363        $97,218

Jasen H. Takei.........         5,000(5)          10.2%       $30.50        1/19/2009         $95,906       $243,046

(1)      All options were granted on January 19, 1999.

(2) Of Mr. Migita's stock option award of 15,000 shares, 3,278 shares are incentive stock options which became exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one year period beginning on the date of the grant.

(3) The exercise price for the incentive stock options is the closing sales price for Bancshares Common Stock on the NASDAQ on January 19, 1999.

(4) Of Mr. Lim's stock option award of 10,000 shares, 3,278 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one year period beginning on the date of the grant.

(5) Of Mr. Takei's stock option award of 5,000 shares, 3,278 shares are incentive stock options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one year period beginning on the date of grant.

         The following table sets forth information concerning unexercised stock options to purchase

Bancshares Common Stock under the Stock Compensation Plan. Mr. Migita exercised 1,000 of his nonqualified stock options in 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING             VALUE OF UNEXERCISED
                                       SHARES                               UNEXERCISED                IN-THE-MONEY
                                      ACQUIRED                            OPTIONS/SARS AT             OPTIONS/SARS AT
                                         OR            VALUE                 FY-END(#)                   FY-END($)
                                      EXERCISED      REALIZED        -------------------------    -------------------------
                                         (#)            ($)          EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                                     ------------    -----------     -------------------------    -------------------------
Ronald K. Migita....................           0             $0                   1,500/0(1)                 $660/$0
                                               0             $0                   2,500/0(2)                   $0/$0
                                               0             $0                  12,500/0(3)                   $0/$0
                                               0             $0                  12,500/0(4)                   $0/$0
                                               0             $0                  0/15,000(5)                   $0/$0

Richard C. Lim......................           0             $0                   1,500/0(1)                 $330/$0
                                               0             $0                   1,500/0(2)                   $0/$0
                                               0             $0                  10,000/0(3)                   $0/$0
                                               0             $0                  0/10,000(5)                   $0/$0

Michael K. Kawamoto.............               0             $0                   1,500/0(1)                 $330/$0
                                               0             $0                   1,500/0(2)                   $0/$0
                                               0             $0                   4,000/0(3)                   $0/$0
                                               0             $0                   0/2,000(5)                   $0/$0

Jasen H. Takei........................         0             $0                     750/0(1)                 $165/$0
                                               0             $0                     750/0(2)                   $0/$0
                                               0             $0                   5,000/0(3)                   $0/$0
                                               0             $0                   0/5,000(5)                   $0/$0

(1) These options were originally granted as performance options to become exercisable five years after the date of grant. The performance options may have become exercisable sooner, depending upon Bancshares financial results. If Bancshares' "return on equity" increased by 100 basis points, then the performance options would become exercisable with respect to one-third of the stated number of shares of Common Stock; an increase of 200 basis points would have caused the performance options to become exercisable with respect to two-thirds of the stated number of shares of Common Stock; and a 300 basis point increase meant the performance options would have become fully exercisable. An employee must have been employed by Bancshares or one of its subsidiaries for a full year after the date of grant before a Performance Option could have been exercised. On November 18, 1997, the Compensation Committee removed the return on equity and the five-year conditions to the exercise of these previously granted options.

(2) These options are index options which become exercisable one year after the date of grant, providing the optionee remains employed by Bancshares or one of its subsidiaries throughout the one-year period beginning on the date of grant. The exercise price of an index option increases from year to year according to increases, but not decreases, in the cost of living. The initial exercise price of the index options is the fair market value on the date of grant. Each January 1, the exercise price for index options will increase according to the increase in the Bureau of Labor

         Statistics' Consumer Price Index - All Urban Consumers. On November 18, 1997, the Compensation Committee fixed the exercise price of index options at the initial exercise price of the grants increased by the Index factors as of September 30, 1997.

(3) 2,325 of these options are incentive stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $43.00 per share, which was the fair market value of each share on December 15, 1997, the date of the grants. The term of the option is ten years from December 15, 1997.

(4) 2,352 of these options are incentive stock options and 10,148 are non-qualified stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $42.50 per share, which was the fair market value of each share on January 2, 1998, the date of the grant. The term of the option is ten years from January 2, 1998.

(5) 3,278 of these options are incentive stock options which become exercisable one year after the date of the grant. The exercise price is fixed at $30.50 per share, which was the fair market value of each share on January 19, 1999, the date of the grants. The term of the option is ten years from January 19, 1999.

         In-the-money options are those where the fair market value on December 31, 1999 of the underlying securities exceeded the exercise or base price of the option.

CHANGE OF CONTROL AGREEMENTS

         On March 28, 1996, the Board of Directors of Bancshares approved and adopted Change of Control Agreements with five senior executives of Bancshares, including Ronald K. Migita (the "CBBI Executives' Agreement"). On March 28, 1996, the Board of Directors of the Bank approved and adopted Change of Control Agreements between the Bank and eight senior executives (the "Bank Executives' Agreement"), including Michael K. Kawamoto. On March 28, 1996, the Board of Directors of ISL approved and adopted Change of Control Agreements between ISL and five of its executives (the "ISL Executives' Agreement"), including Richard
C. Lim and Jasen H. Takei. On May 13, 1999, the Board of Directors of the Bank approved and adopted a Change of Control Agreement with Dean K. Hirata. The CBBI Executives' Agreements, the Bank Executives' Agreements and the ISL Executives' Agreements are collectively referred to below as a "Change of Control Agreement," and collectively "Change of Control Agreements." An executive who is a party to the Change of Control Agreements are referred to below as an "Executive," and collectively the "Executives." Bancshares, the Bank and ISL are sometimes referred to below as the "Employer." As of the date of this Proxy Statement, Change of Control Agreements remain in effect for a total of 11 executives of Bancshares, the Bank and ISL.

         The Change of Control Agreements were adopted by the Boards of Directors of the Bank, ISL and Bancshares to encourage continuity of management in the event of a change of control of Bancshares by granting certain benefits to certain senior executives. The Change of Control Agreements become operational upon the occurrence of a "Change of Control," (the "Effective Date".) For the Change of Control Agreements, a Change of Control occurs when
(i) a person acquires 20% or more of Bancshares' voting stock; (ii) Bancshares shareholders approve a merger, consolidation, or other business combination, or a sale of substantially all of its assets or enters into a similar business transaction (a "Transaction"), unless after such Transaction, the shareholders immediately prior to the Transaction continue to control a majority of Bancshares' voting power in the resulting entity; or (iii) within any 24- month period beginning on or after December 1995, the persons who were directors immediately prior to such period shall cease (for any reason other than death) to constitute at least a majority of the Board of

Directors.

         In the event of a Change of Control, the benefits that will be provided to the Executives include: (i) employment with the Employer for a three-year period commencing on the Effective Date (the "Employment Period"), in a commensurate position, with commensurate duties, as held 90-days prior to the Effective Date; (ii) during the Employment Period, a base salary equal to the highest monthly salary paid during the year prior to the Effective Date; (iii) for each of the years during the Employment Period, a bonus equal to the highest bonus paid with regard to the three fiscal years prior to the Effective Date;
(iv) during the Employment Period, participation in all health and welfare, incentive, savings plans and programs, including stock option, retirement and life insurance plans, all on a basis equal to the highest level of participation received during the 90-day period prior to the Effective Date.

         Upon an Executive's death, as to him the Change of Control Agreements automatically terminate. The Employer may terminate the Change of Control Agreements for an Executive, after having established that Executive's disability and giving that Executive required notice. Following a Change of Control, an Executive may terminate the Change of Control Agreements for any reason on 30-day's written notice. The Employer may terminate the Change of Control Agreements for cause.

         The Employer is required to make certain payments to the Executives upon termination of the Change of Control Agreements. If a Change of Control Agreement is terminated for death or disability, the Executive will receive those payments that have accrued under the Change of Control Agreements to the date of death, including full base salary, annual prorated bonus and deferred compensation, and any other amounts owed under the Employer's employee benefit plans then in effect. If a Change of Control Agreement is terminated for cause or is voluntarily terminated by the Executive, the Executive will also receive those payments that have accrued under the Change of Control Agreement to the date of termination other than the prorated bonus.

         If the Change of Control Agreement is terminated by the Employer, other than for cause, the Employer must pay to the Executive in a lump sum in cash the aggregate of the following amounts: (1) the Executive's base salary through the date of termination; (2) a cash amount equal to 2.99 times the sum of: (a) the Executive's average annual base salary, as defined (based on the average of the five most recent taxable years); (b) the higher of the (x) annual bonus earned by the Executive for the last fiscal year, or (y) the higher of the annual bonus earned by the Executive for the fiscal year of the Employer including the Effective Date or the last fiscal year of the Employer ended before the Effective Date; and (c) the present value, calculated using an 8% discount rate, of the annual cost to the Employer of obtaining life insurance coverage and benefit plans for the Executive and certain other fringe benefits, all of such amounts being subject to proration based on the number of months remaining in the Employment Period; (3) a cash amount equal to the difference between (x) the maximum payments the Executive would have received under any long-term incentive compensation or performance plan of the Employer for the remainder of the Employment Period if he had continued in the employ of the Employer for the remainder of the Employment Period, and (y) any amounts actually paid under any such plan with respect to such awards: (4) a cash amount equal to the present value of the incremental retirement benefits that would have been payable or available to the Executive had the Executive continued in the Employer's employ for the remainder of the Employment Period; and (5) a cash amount equal to any deferred compensation and any other amounts owing to the Executive under the then applicable employee benefit plans. Any amount paid or payable under (2)(a),
(2)(b) or (4) above is reduced by any amount paid to the Executive under Bancshares' severance procedures and guidelines or any agreement related thereto.

         With respect to any stock options or restricted stock held by the Executive, upon the earlier of the merger of the Employer with and into another corporation following a Change of Control or six months after termination of the Change of Control Agreement, the Executive will be paid an amount equal to the sum of (1) the product of (a) the excess of (x) the greater of (I) the highest price offered for a share of common stock of Bancshares in conjunction with any tender offer or during the 60-day period immediately preceding the date of the Change of Control, if the Change of Control occurs other than pursuant to a tender offer or (II) the then fair market value of such a share of common stock over (y) the exercise price of any stock option held by the Executive on the date of the Change of Control times
(b) the number of shares of common stock subject to such options and (2) the product of (a) the excess of (x) the amount determined under sub-clause (1)(a) above over (y) the amount, if any, paid to acquire any shares of restricted common stock held by the Executive at the date of the Change of Control times
(b) the number of such shares of restricted stock. If the Executive otherwise receives the value of any such stock option or restricted stock under the general provisions of any such award or any generally applicable provisions of any plan under which such options or restricted stock are issued, the number of shares of common stock take into account above is appropriately reduced.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee"), considers compensation for executive officers of Bancshares and certain officers of the Bank and ISL and makes recommendation for approval by Bancshares' Board of Directors.

         The Committee designs executive compensation packages to attract and retain key executive officers and to maintain a competitive compensation package in comparison with banks and other financial institutions and business organization of comparable size and complexity to Bancshares. Bancshares' executive compensation program is comprised of three elements:

         o        annual base salary;
         o        annual bonus awards; and
         o        stock compensation awards

         Base Salaries. In determining the level of base salary for executive officers, the Committee evaluates a number of factors, including the span of control of each executive as well as the managerial and leadership skills and qualities possessed by the officer, the financial performance of Bancshares and its subsidiaries, including enhancement of value to stockholders, and related business matters such as community involvement and business relationships of the executive officer. In addition, the Committee avails itself of salary surveys prepared by external organizations for comparison purposes. There is no specific weighting of factors or objective formula by which the Committee applies these factors.

         Qualitative Factors. In examining the personal skills and qualities of an executive officer, the Committee evaluates the executive officer's administrative, managerial, planning and leadership skills, including vision and motivation, implementation and other leadership qualities.

         Financial Factors. In examining the financial performance of Bancshares and its subsidiaries, the Committee specifically examines, among other things, the amount of revenue and net income generated by Bancshares and its subsidiaries, earnings per share, the increase or decrease in total assets of Bancshares, appreciation in Bancshares' stock price, if any, and other increases in shareholder value, the growth rate of Bancshares and its subsidiaries, and how such indicators compare to those of other comparable financial institutions.

         Related Business Factors. The Committee also analyzes related business indicators such as an executive officer's relationship with other businesses on a local, national and international level, an executive officer's community involvement, the public image and reputation projected by the executive officer, the executive officer's communication skills, and the executive officer's relationship with stockholders, employees and government regulators.

         Bonus Awards. In determining bonus payments for management, the Committee generally follows a management incentive compensation program which focuses on specific performance measurements and achievement of strategic and tactical goals. Selected officers in addition to Mr. Migita and Mr. Lim received bonuses commensurate with their level of goal attainment.

         The ISL Board of Directors in 1996 adopted a bonus plan for Mr. Lim which provided for a bonus based on loan funding completed during 1997 by ISL. The bonus was based on a percentage of the "net contribution amount," defined as fee revenue less certain expenses incurred to produce such revenue, including commission, sales cost, underwriting and other costs. Mr. Lim's bonus for the fourth quarter of 1997 amounted to $32,702, and was paid in 1998. Mr. Lim did not have a bonus plan in 1998 and 1999, and received discretionary bonuses of $75,000 and $100,000 respectively. Mr. Lim was awarded a stock incentive option of 10,000 shares in 1999.

         Stock Compensation Awards. The CB Bancshares, Inc. Stock Compensation Plan was initially approved in 1995, to provide awards of stock option grants to executive officers and other key employees. The Stock Compensation Plan is designed to align the interests of executive officers with those of Bancshares' stockholders and reward the executive for creating shareholder value. Stock awards may be granted to key executives who are in a position to make a substantial contribution to the long-term success of Bancshares. The Committee administers the Stock Compensation Plan and reviews recommendations of the executive officers which in turn are recommended to the Bancshares Board of Directors based on the experience, achievements and anticipated future contributions to Bancshares of employees reviewed by the Committee. Stock compensation awards are not automatically granted every year.

         Chief Executive Officer Compensation. In determining the compensation of Bancshares' President and Chief Executive Officer, the Committee first considers the Employment Agreement dated May 31, 1995 covering Mr. Migita's initial employment with Bancshares. The Committee then reviews quantitative and financial performance factors as well as qualitative factors in order to determine whether any adjustments are necessary to the compensation set by the Agreement, which require subjective evaluation. Among the quantitative factors considered are profitability, growth in resources and over-all shareholder returns, such as return on equity, return on assets and share performance. The qualitative factors that are weighed include, in addition to those described above, his personal achievements related to regulatory matters as well as goals set by the Committee. No adjustment in Mr. Migita's salary was made in 1999. However, the Committee awarded him a bonus of $100,000, and a stock incentive option of 15,000 shares as part of his compensation for 1999.

         Deductibility of Executive Compensation. In 1993, the United States Congress enacted Section 162(m) of the United States Internal Revenue Code of 1986, as amended, effective for taxable year commencing on January 1, 1994. This legislation generally limits Bancshares' executive compensation deduction to $1,000,000 per year per executive for certain compensation paid to its Chief Executive Officer and the four highest compensated executives (other than the CEO) named in the proxy statement. The Committee has determined Bancshares and its subsidiaries will not pay any amounts in the fiscal year ended December 31, 1999 to any executive officer that would result in a loss of federal income tax deduction under Section 162(m). Accordingly, the Committee has not recommended that any special actions be taken or that any plans or programs be revised at this time. The Committee intends to study Section 162(m) and its effects on Bancshares' executive compensation program with respect to future compensation.

                             Compensation Committee

                  H. Clifton Whiteman, Chairman
                  Larry K. Matsuo, Vice Chairman
                  Colbert M. Matsumoto
                  Lionel Y. Tokioka
                  Dwight L. Yoshimura

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the last fiscal year, the following persons served as a member of the Compensation Committee of Bancshares' Board of Directors:

                  H. Clifton Whiteman, Chairman
                  Larry K. Matsuo, Vice Chairman
                  Colbert M. Matsumoto
                  Lionel Y. Tokioka
                  Dwight L. Yoshimura

         The following executive officers of Bancshares also serve on the Board of Directors of ISL which makes compensation decisions with respect to executive officers of ISL: Ronald K. Migita and Lionel Y. Tokioka.

FINANCIAL PERFORMANCE

         The following graph summarizes the cumulative return experienced by Bancshares' stockholders over the years 1994 through 1999, compared to the CRSP Index for the NASDAQ Stock Market and a Peer Group consisting of two Hawaii and two West Coast bank holding companies:

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG CB BANCSHARES, INC., NASDAQ MARKET
                              & PEER GROUP INDICES

                               [insert graph here]

                     (Performance results through 12/31/99)

---------------------------- ---------- ---------- ---------- ---------- ---------- ----------
                                1994       1995       1996       1997       1998       1999
---------------------------- ---------- ---------- ---------- ---------- ---------- ----------
CB Bancshares                    100        103        107       162         116        111
---------------------------- ---------- ---------- ---------- ---------- ---------- ----------
Peer Group                       100        130        159       224         249        135
---------------------------- ---------- ---------- ---------- ---------- ---------- ----------
NASDAQ                           100        141        174       213         300        542
---------------------------- ---------- ---------- ---------- ---------- ---------- ----------

The Peer Group consists of: CPB Inc., GBC Bancorp, Cathay Bancorp Inc. and First Hawaiian Inc.

         o Assumes $100 invested on December 31, 1994 in Bancshares Common Stock, NASDAQ Market Index and Peer Group Index
         o        Total return assumes reinvestment of dividends.
         o        Fiscal year ending December 31.

[Source: Research Data Group]

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

COMPENSATION OF DIRECTORS

         During 1999, each person (other than Ronald K. Migita and Caryn S. Morita, who were not paid any retainer) who served as a director of one or more of Bancshares, the Bank or ISL Boards of Directors received an annual retainer of (i) $10,000 for serving on one of the Boards; (ii) $5,000 for serving on a second Board; and (iii) $2,500 for serving on a third Board. Each member of the Board of Directors of Bancshares, the Bank and ISL received a fee of $500 per Board meeting attended and $500 per standing committee meeting attended. Each standing committee chairman of the Boards of Directors of Bancshares, the Bank and ISL receive $550 for each committee meeting presided. As full-time employees of Bancshares and the Bank, respectively, Bancshares directors Ronald K. Migita and Caryn S. Morita received no meeting fees for any Board of Director or committee meetings attended.

         In 1996, the Bancshares Board of Directors adopted a director's compensation policy which included continued payment of retainer and meeting fees equivalent to those described above, but capped the number of meeting fees for which a Board member would be paid annually to 18 (subject to the occurrence of extraordinary events such as acquisition proposals or a shareholder election contest.) A similar cap on meeting fees was instituted for committee meetings. In addition, persons who attend more than one meeting of a Board or committee on the same day will be paid only one meeting fee.

         O.R.E., Inc. and Citibank Properties, Inc. pay no retainer or Board fees to their directors. ISL's direct and indirect subsidiaries (DRI Assurance, Inc., ISL Capital Corporation, ISL Services, Inc., ISL Financial Corporation, USA Investment Corporation, ISL Realty Investment Corporation, ISL Funding Corporation and Pacific Assurance Agency, Inc.) also pay no retainer or Board fees to their directors.

Directors Deferred Plan

         Bancshares maintains a Directors Deferred Compensation Plan (the "DCP") which each director may elect to defer all or a portion no less than a ratable 50% of the annual retainer fees and meeting fees. Distribution will be made in a single lump sum within ten years following termination, or in equal annual installments over a period of years, not to exceed ten. Under the DCP, deferred amounts may be credited to either a regular account or a company stock account. The amount allocated to the Regular Account is treated as if such amount were ratable credited each Plan Year with interest in an amount equal to the interest rate payable on a City Bank one year certificate of deposit issued as of the first day of the Plan Year. The amount allocated to the company stock account is treated as if such amount were invested in shares of Company Common Stock.

Director Stock Program

         Bancshares maintains a Director Stock Program under which each director of Bancshares, the Bank and ISL, who is not an employee receives an annual grant of options to acquire restricted stock at a price equal to the fair market value of Bancshares' stock at the date of grant. A director who is not an employee of Bancshares, the Bank or ISL receives an annual option for 1,000 restricted shares (not to exceed annual option for 1,000 restricted shares to any one director.)

COMMITTEES OF THE BOARD; MEETINGS

         The Audit, Compensation and Nominating Committees of Bancshares' Board of Directors committees are currently comprised of the following members:

Audit Committee:                           Compensation Committee:                Nominating Committee:
----------------                           -----------------------                ---------------------
Kenneth N. Sumimoto, Chairman              H. Clifton Whiteman, Chairman          Larry K. Matsuo, Chairman
Hiroshi Sakai, Vice-Chairman               Larry K. Matsuo, Vice-Chairman         Dwight L. Yoshimura,
Donald J. Andres                           Colbert M. Matsumoto                      Vice-Chairman
George Matsuda                             Lionel Y. Tokioka                      Ronald K. Migita
Lionel Y. Tokioka                          Dwight L. Yoshimura                    Yoshiki Takada
Dwight L. Yoshimura

         The Audit Committee is responsible for the operations and continued independence of Bancshares' Internal Audit Division ("IAD"). IAD independently reviews significant operations of Bancshares and its subsidiaries. Reviews are conducted by IAD's two operating departments: Audit and Loan Review. The Audit Department's primary responsibilities are to review the adequacy and effectiveness of internal controls, to evaluate compliance with regulatory guidelines, internal policy, and generally accepted accounting practices, and to identify areas of risk and loss exposure. The Loan Review Department's primary responsibility is to evaluate the credit quality of the loan portfolios of Bancshares and its subsidiaries.

         The functions performed by the Bancshares Audit Committee include recommending annually to the Board of Directors of Bancshares an independent certified public accountant to perform the external audit function, reviewing financial statements and records, consulting with management concerning internal audit findings, and meeting with Bancshares' independent certified public accountants to discuss the process and scope of their external audit and the engagement letter. The Audit Committee held seven meetings during 1999.

         The Compensation Committee has the responsibility of reviewing and recommending compensation of all executive officers of Bancshares and its subsidiaries, subject to the approval of the Board of Directors of Bancshares and its subsidiaries, as the case may be. The Compensation Committee held seven meetings during 1999.

         The Nominating Committee solicits recommendations for prospective directors, reviews such nominees and presents to the Board proposed candidates for the office of director of Bancshares and its subsidiaries. The Board then proposes the slate of directors for submittal to the stockholders at the annual meetings of Bancshares and its subsidiaries. The Nominating Committee accepts recommendations from security holders that are timely submitted. The Nominating Committee met one time in 1999.

         Bancshares' Board of Directors held four meetings during 1999. All present directors attended at least 75% of the aggregate of meetings of the Board of Directors and meetings of committees of which they are members.

INDEBTEDNESS OF MANAGEMENT

         Certain directors and executive officers of Bancshares and its subsidiaries, and companies with which such directors and executive offers are associated, were customers of, and had banking transactions with the Bank and ISL in the ordinary course of the Bank's and ISL's business during 1999. Such loans totaled $8.745 million at December 31, 1999. All loans and commitments to lend included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (except as described below) and, in the opinion of the management of the Bank and ISL, did not involve more than a normal risk of collectibility nor present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' officers and directors, and persons who own more than ten percent of a registered class of Bancshares equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and beneficial owners of more than ten percent of Bancshares Common Stock are required by the SEC regulation to furnish Bancshares with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to Bancshares during the last fiscal year, and written representations that no Form 5's were required, Bancshares is not aware of any late reports of such forms, transactions not timely reported or known failure to file a required form.

              OWNERSHIP OF SECURITIES BY CERTAIN BENEFICIAL OWNERS

         The following table shows certain information with respect to all persons who are known to Bancshares to be the beneficial owners of more than five percent of Bancshares' outstanding Common Stock as of the Record Date:

                                                               Amount and Nature of      Percent
         Name and Address of Beneficial Owner                   Beneficial Ownership     of Class
         ------------------------------------                  ---------------------     --------
CB Bancshares, Inc. Employee Stock Ownership Plan(1)            222,468 shares             6.83%
   Pacific Century Trust, Trustee
   Financial Plaza of the Pacific
   111 South King Street
   Honolulu, Hawaii  96813

TON Finance, B.V.                                               341,401 shares           10.49%
   Rokin 5S 1000 A.E.
   Amsterdam, Netherlands

(1) Participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the ESOP Committee. The Trustee has sole investment power.

         Bancshares knows of no other beneficial owner of five percent or more of Bancshares Common Stock nor does it know of any arrangement which may at a subsequent date result in a change in control of Bancshares.

                               INDEPENDENT AUDITOR

         During 2000, KPMG LLP completed its examination of the financial statements of Bancshares for 1999. A representative of KPMG LLP is expected to be present at the 2000 annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                  OTHER MATTERS

         The cost of soliciting proxies will be borne by Bancshares. Bancshares will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of Bancshares or its subsidiaries may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation.

                              FINANCIAL STATEMENTS

         Bancshares' 1999 Annual Report to stockholders, including financial statements, has accompanied or preceded the mailing of this proxy statement.

         Bancshares will provide without charge to each stockholder solicited, upon the written request of any such stockholder, a copy of its annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and schedules thereto, for the fiscal year ended December 31, 1999. Such written request should be directed to Mr. Dean K. Hirata, Senior Vice President and Chief Financial Officer, CB Bancshares, Inc., 201 Merchant Street, Honolulu, Hawaii 96813.

                              STOCKHOLDER PROPOSAL

         In order for any stockholder proposal to be included in Bancshares' proxy statement and proxy as an item of business for the 2001 annual meeting of stockholders of Bancshares, it must be received at the principal executive office of Bancshares not later than November 14, 2000.

                                 OTHER BUSINESS

         The Board of Directors does not know of any other matter to be presented at the 2000 annual meeting, but should any other matter properly come before the meeting, or any adjournment thereof, proxies will vote on such matter in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           /s/ LIONEL Y. TOKIOKA
                                           ----------------------------------
                                           Lionel Y. Tokioka
                                           Chairman

March 15, 2000


TO BE CERTAIN THAT YOUR SHARES WILL BE REPRESENTED AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                Please Detach and Mail in the Envelope Provided

    Please mark your
[X] votes as in this
    example.



                           FOR ALL NOMINEES           WITHHOLD
                            LISTED AT RIGHT      AUTHORITY TO VOTE
                         (EXCEPT AS INDICATED    FOR ALL NOMINEES
                            TO THE CONTRARY)      LISTED AT RIGHT
1. To elect four (4)              [ ]                   [ ]
   Class II Directors
   to serve until the 2003 annual meeting of stockholders and until their successors are elected.

NOMINEES:

     Donald J. Andres
     Ronald K. Migita
     Calvin K. Y. Say
     Dwight L. Yoshimura

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, OR NOMINEES WRITE THE NAME OF THE NOMINEE OR NOMINEES IN THE SPACE PROVIDED BELOW.)

-------------------------------------------------

2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO COME BEFORE THE MEETING. ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 6, 2000, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR ENCLOSED PROXY CARD.


Signature____________________ Signature____________________ Dated ________, 2000

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                     PROXY

                              CB BANCSHARES, INC.

                 IMPORTANT - PLEASE SIGN AND RETURN IMMEDIATELY

        CB BANCSHARES, INC. 201 MERCHANT STREET, HONOLULU, HAWAII 96813

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of CB Bancshares, Inc. ("Bancshares") hereby constitutes and appoints Colbert M. Matsumoto, H. Clifton Whiteman and Hiroshi Sakai and each or any of them, with full power of substitution, as Proxies of the undersigned to vote and otherwise act in respect of all of the shares of the common stock of Bancshares, which the undersigned may be entitled to vote at the 2000 annual meeting of stockholders of Bancshares to be held on Thursday, April 27, 2000, at 3:30 p.m., on the second floor, City Financial Tower, Honolulu, Hawaii, on any adjournment thereof with all the rights and powers the undersigned would possess if personally present. Proxies are instructed to vote as specified on the reverse side.

                        (CONTINUED ON THE REVERSE SIDE)